Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As Independent petroleum engineers and geologists, we hereby consent to the incorporation by reference or our name and our estimates of reserves contained in the Annual Report on Form 10-K of Rosetta Resources Inc. for the year ended December 31, 2014, and to the references to our company under the heading “Experts” in this Registration Statement on Form S-4 and the related proxy statement/prospectus that is part hereof of Noble Energy, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

July 21, 2015